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EXHIBIT 99.4


                     GENIUS PRODUCTS NAMES ANDREW C. SCHMIDT
                           AS CHIEF FINANCIAL OFFICER

             - COMPANY PROMOTES MICHIKO LINDSEY TO GENERAL COUNSEL -


SOLANA BEACH, CALIFORNIA - (BUSINESS WIRE) - AUGUST 24, 2004 - In a move to further bolster its management team, Genius Products, Inc. (OTCBB:GNPI), a leading family home entertainment video, audio and distribution company, today announced the appointment of Andrew Schmidt as chief financial officer. He assumes the role from company Chairman and Chief Executive Office Klaus Moeller, who had been serving in that position since May 2001. The company also announced the promotion of Ms. Michiko Lindsey to general counsel. Both positions are effective immediately.

"We are extremely pleased to have attracted an executive with Andrew's varied talents and broad financial expertise to Genius Products," said Moeller. "I am confident, and our board of directors and senior executives concur, that he will provide sound direction to support the company's profitable expansion.

"Since joining the company two years ago, Michiko has proven herself a sound and trusted advisor as an experienced corporate and securities attorney on several key transactions, and her promotion is well earned." continued Moeller. "In her expanded role with the company, she will be integral in further strengthening our infrastructure with respect to governance and corporate responsibility."

Schmidt, 43, comes to Genius Products with more than 20 years of financial management, accounting and control experience in both established and emerging companies. Most recently, he served as vice president of finance and chief accounting officer for Peregrine Systems, Inc., an international enterprise software company, where he was instrumental in assisting the company's emergence from Chapter 11 bankruptcy and in rebuilding the company's financial infrastructure. At Peregrine he oversaw all departments including tax, treasury, accounting operations, accounts receivable and billing, purchasing and accounts payable, revenue recognition and financial information systems. Previously, Schmidt served as executive vice president and chief financial officer for Mad Catz Interactive, Inc., an international market leader in the design, manufacture and marketing of home entertainment products. During his three-year tenure at Mad Catz, Schmidt was integrally involved in moving the company from a $20 million loss to a $3 million net profit position. Prior to this, Schmidt held financial and accounting positions at Cox Communications, RDI Computer, Lucas Controls Systems Products, Cost Technology and Texas Instruments. He earned a master of science degree in accounting from San Diego State University and a bachelor of business administration degree in finance from the University of Texas.

Lindsey, 38, has been associate general counsel of Genius Products since 2002. Prior to joining the company, Lindsey was an associate with Luce, Forward, Hamilton & Scripps, a San Diego-based law firm, where her work emphasized general corporate and securities transactions. Previously, she held various posts with the Superior Court of San Diego County. Lindsey earned her juris doctorate degree from Harvard Law School and her bachelor of science degree in accounting, summa cum laude, from San Diego State University. She has also passed the Certified Public Accountant examination.

ABOUT GENIUS PRODUCTS, INC.
---------------------------
Genius Products, Inc. is a multi-brand company that produces and distributes affordable family entertainment products including DVDs and CDs. Its products are sold under well-known brands including AMC(TM) TV Guide(TM), Baby Genius(R), Tonka(TM), My Little Pony(TM), Curious George(TM) and Paddington Bear(TM). The company's products are sold in retail outlets nationwide. Genius Products also licenses the Baby Genius brand to third-party companies for a variety of products including books, apparel and infant care products.


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SAFE HARBOR STATEMENT
---------------------
EXCEPT FOR HISTORICAL MATTERS CONTAINED HEREIN, CERTAIN STATEMENTS IN THIS NEWS RELEASE THAT RELATE TO PROJECTIONS, FUTURE PLANS, EVENTS OR PERFORMANCE ARE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS, SUCH AS EXPECTATIONS REGARDING CONTRIBUTIONS OF NEW OR PROMOTED EXECUTIVES TO ACHIEVING THE COMPANY'S GOALS, INVOLVE SIGNIFICANT RISKS AND UNCERTAINTIES AND MANY IMPORTANT FACTORS MAY CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DISCUSSED IN ANY FORWARD-LOOKING STATEMENTS, INCLUDING, BUT NOT LIMITED TO TIMELY DEVELOPMENT AND ACCEPTANCE OF NEW PRODUCTS AND GENERAL MARKET CONDITIONS. OTHER SUCH RISKS AND UNCERTAINTIES INCLUDE GENIUS PRODUCTS' ABILITY TO GROW ITS BUSINESS, TO OBTAIN ADDITIONAL LICENSES, TO MEET ANTICIPATED RELEASE SCHEDULES AND OTHER MATTERS, WHICH ARE DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE FORWARD-LOOKING STATEMENTS ARE MADE AS OF THE DATE OF THIS RELEASE, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE SUCH FORWARD-LOOKING STATEMENTS. THE HISTORICAL RESULTS ACHIEVED BY THE COMPANY ARE NOT NECESSARILY INDICATIVE OF ITS FUTURE PROSPECTS.

                                       ###


Contacts:         Klaus Moeller
                  Chief Executive Officer
                  Genius Products, Inc.
                  858.793.8840

                  Cecilia A. Wilkinson/Rosemary Moothart
                  PondelWilkinson Inc.
                  Investor Relations, Corporate/Financial Communications 310.866.6089/323.866.6004